Registration No. 333-


	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549


	FORM S-8
	REGISTRATION STATEMENT
	under
	THE SECURITIES ACT OF 1933


        CONOLOG CORPORATION
       (Exact name of registrant as specified in its charter)


        Delaware        	   52-0853566
(State or other jurisdiction	(I.R.S. Employer
  of incorporation)              Identification
                                       Number)

 5 Columbia Road, Somerville, New Jersey             08876
(Address of Principal Executive Offices)	   (Zip Code)


             Warren Schreiber
	    Consulting Agreement
	(Full Title of the Plans)


	Arnold N. Bressler, Esq.
	Milberg Weiss Bershad Hynes & Lerach LLP
	One Pennsylvania Plaza
	      New York, New York 10119/0165
	(Name and address of agent for service)

	              (212) 594-5300
	(Telephone number, including area code,
	of agent for service)

Approximate date of commencement of proposed sale to the public:
As Soon As Practicable After Registration Statement Becomes Effective.

	Page 1 of __ Pages

	Exhibit Index Begins on Page



	(Facing Page Continued on the Following Page)

	(Continuation of Facing Page)


	CALCULATION OF REGISTRATION FEE


                                Proposed        Proposed
 Title of                       Maximum         Maximum
Securities	  Amount 	Offering	Aggregate	 Amount of
  to be            to be        Price Per       Offering        Registration
Registered      Registered      Share (1)       Price (1)       Fee


Common Shares,  100,000          $1.60 (2)    $160,000.00       $55.17
par value $1.00	shares
per share



(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Based upon the average of the high and low sales prices of the Common
        Shares on the National Association of Securities Dealers Automated Quotation Systems, Inc. on June 10, 1998 of $1.60 per share.

	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.


	EXPLANATORY NOTE

	As provided in Instruction E to Form S-8, for registration of additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective, the registrant may file a registration statement consisting only of the following: the facing page; a statement that the earlier registration statement, identified by file number, is incorporated by reference; required opinions and consents; the signature page; and any information required in the new registration statement that is not in the earlier registration statement. Accordingly, the registration statement containing the Prospectus that is to be used for reoffers and resales of shares of Common Stock acquired under the Warren Schreiber Consulting Agreement is incorporated herein by reference to Registration Statement on Form S-8 filed February 23, 1998, file number 333-46697.


	VALIDITY OF COMMON STOCK

	The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Milberg Weiss Bershad Hynes & Lerach LLP.


	EXPERTS

	The Financial statements of the Company for each of the three years in the period ended July 31, 1997, incorporated by reference in this Prospectus, have been audited and reported upon by Rosenberg Rich Baker Berman & Company, independent accountants. Such financial statements have been incorporated by reference in this Prospectus in reliance upon the report of Rosenberg Rich Baker Berman & Company, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. To the extent that Rosenberg Rich Baker Berman & Company audits and reports on the financial statements of the Company issued at future dates and consents to the use of their report thereon, such financial statements also will be incorporated by reference in this Prospectus in reliance upon their report and said authority.


	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	The following documents filed by the Company with the Commission
        (File No. 0-8174) are incorporated by reference in this Prospectus:
        (1) the Company's Annual Report on Form 10-K/A for the year ended
        July 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997; (3) the Company's report on Form 10-Q for the quarter ended January 31, 1998; (4) the Company's report on Form 10-Q/A for the quarter ended April 30, 1998; (5) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act since July 31, 1997; and (6) the description of the Company's Common Stock contained in its Registration Statement on Form S-1 (No. 333-35489), including any amendments or reports filed for the purpose of updating such description.

	All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

	The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Conolog Corporation, 5 Columbia Road, Somerville, New Jersey 08876, telephone (908) 722-8081.

	PART II

	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

        The following documents filed with the Commission (File No. 0-8174) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

	(1)	The Company's Annual Report on Form 10-K for the fiscal
                year ended July 31, 1997.


	(2)	The Company's quarterly report on Form 10-Q for the
                quarter ended October 31, 1997.

	(3)	The Company's quarterly report on Form 10-Q for the
                quarter ended January 31, 1998.

	(4)	The description of the Company's Common Stock contained
                in its Registration Statement on Form S-1 (Registration No. 333-35489).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.


Item 8. 	Exhibits.

Exhibit
Number 					Description

   5		Opinion of Milberg Weiss Bershad Hynes & Lerach LLP

  10		Consulting Agreement by and between the Company and Warren
                Schreiber, dated as of February 6, 1998 incorporated by reference to Registration Statement on Form S-8 filed February 23, 1998 (File No. 333-46697)

  23		Consent of Rosenberg Rich Baker Berman & Company

	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, State of New Jersey, on this 15th day of June, 1998.

					CONOLOG CORPORATION


					By /S/
					          Robert S. Benou
					       President and Director

	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:  June 15, 1998			/S/
                                          Robert S. Benou
				          President and Director



Date:  June 15, 1998		/S/
                                            Arpad J. Havasy,
					    Executive Vice President,
					    Secretary, Treasurer and
					             Director



Date:  June 15, 1998		/S/
					          Marc R. Benou
					    Vice President, Assistant
					     Secretary and Director



Date:  June 15, 1998		/S/
					         Louis S. Massad,
				                  Director



Date:  June 15, 1998		/S/
					         Edward J. Rielly,
				                  Director

	Exhibit 5


	MILBERG WEISS BERSHAD HYNES & LERACH LLP






	June 15, 1998



Conolog Corporation
5 Columbia Road
Somerville, New Jersey  08876


		Re:	Conolog Corporation
			Registration Statement on Form S-8


Ladies and Gentlemen:

	We have acted as counsel for Conolog Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-8, under the Securities Act of 1933, relating to the sale of 100,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock") by Warren Schreiber.

	We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, forms of certificates evidencing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

	As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

	Based on the foregoing, we are of the opinion that the 100,000 shares of Common Stock will, upon sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

	We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

	We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

				Very truly yours,



				/S/MILBERG WEISS BERSHAD
				    HYNES & LERACH LLP



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	EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Conolog Corporation. on Form S-8 of our report dated October 13, 1997 and December 11, 1997, appearing in the Annual Report on Form 10-K/A of Conolog Corporation for the year ended July 31, 1997.





Rosenberg Rich Baker
Berman & Company
June 15, 1998

























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